                                                                      EXHIBIT 21
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SIGNIFICANT SUBSIDIARIES OF THE COMPANY, AS OF MARCH 15, 1996

                                                                                                     % OWNED BY
                                                                               ORGANIZED UNDER       IMMEDIATE
                                SUBSIDIARY                                         LAWS OF          PARENT(1)(2)
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
Baxter International Inc. (parent company).................................             Delaware
  Baxter Healthcare Corporation............................................             Delaware          100
  Baxter World Trade Corporation...........................................             Delaware          100
    Baxter S.A.............................................................              Belgium           93(4)
      Baxter S.A...........................................................               France           65(4)
    Baxter Deutschland GmbH................................................              Germany          100
    Baxter Pharmacy Services Corporation...................................             Delaware          100(3)
      Baxter Sales and Distribution Corporation............................             Delaware          100
      Baxter Healthcare Corporation of Puerto Rico.........................               Alaska          100(3)
    Baxter Healthcare (Holdings) Ltd.......................................       United Kingdom           99(4)
      Baxter Healthcare Limited............................................       United Kingdom           99(4)
    Baxter Healthcare, S.A.................................................               Panama          100
    Baxter Healthcare Pte. Ltd.............................................            Singapore          100
      Baxter World Trade S.A...............................................              Belgium           52(4)
    Baxter Limited.........................................................                Japan          100
    Baxter Healthcare Pty. Ltd.............................................            Australia           99(4)
    Baxter A.G.............................................................          Switzerland           99(4)
    Baxter S.A. de C.V.....................................................               Mexico           99(4)
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

Subsidiaries omitted from this list, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

                                   * * * * *

(1) Including director's qualifying and other nominee shares.

(2) All subsidiaries set forth herein are reported in the Company's financial statements through consolidations or under the equity method of accounting.

(3) Of common stock.

(4) Remaining shares owned by the Company, its subsidiaries or employees.

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